Curaleaf Holdings, Inc. Investor Relations Curaleaf Challenges Aurora's Unilateral Rejection of Its Enhanced Proposal STAMFORD, Conn., Oct. 19, 2026 /PRNewswire/ -- Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLF) ("Curaleaf" or the "Company"), a leading international provider of consumer and medical cannabis products, today responded to Aurora Cannabis Inc.'s ("Aurora") Notice of Change to its directors' circular, dated October 14, 2026, in which Aurora's Board again recommended that shareholders reject Curaleaf's enhanced proposal. "Aurora's Board has a fiduciary duty to shareholders, which requires it not to take illogical steps to keep the highest bidder out of the room. The Board has locked out Curaleaf while granting diligence access to unnamed parties and cites selective sources to support its agenda. None of that reflects a board acting in the company's or shareholders' best interests. Shareholders deserve the facts, and the facts favor engagement, not obstruction," said Boris Jordan, Chairman of the Board and Chief Executive Officer of Curaleaf. The real facts behind Aurora's key claims: MYTH: "Aurora's process is designed to deliver the best outcome for shareholders." FACT: Aurora is giving others the keys while locking Curaleaf out of the building. Curaleaf – the only bidder with a binding offer for Aurora and real money on the table – continues to be denied diligence access despite repeated outreach and requests. Meanwhile, Aurora's Notice of Change discloses that it "has entered into confidentiality and standstill agreements with a number of parties who have been examining confidential financial, operating and other relevant information relating to Aurora." These are not the actions of a company that is serious about maximizing value for shareholders. Independent analysts agree. As Seaport Research Partners wrote on October 15: "We also question why ACB is willing to provide other potential buyers access to due diligence while refusing to engage with CURLF, particularly if its goal is to maximize shareholder value." MYTH: "The revised Hostile Bid remains inadequate and significantly undervalues Aurora." FACT: Curaleaf's enhanced offer represents an 86% premium to Aurora's unaffected 30-day volume- weighted average share price – and an even higher premium when you factor in Aurora's cash and equivalents, as Aurora continues to point out. Cash is ascribed value on a dollar-for-dollar basis. Investors don't pay a premium on cash – it doesn't make economic sense, which is why the ex-cash premium is relevant. The enhanced offer represents an astonishing 217% premium on an ex-cash basis. FACT: Aurora sold shares under its ATM program, without any price limit and sold for prices as low as $2.60 per share in July 2026. How can Aurora argue the enhanced offer is too low, while they accelerated their ATM issuances and dilution at prices as low as $2.60? Aurora value is appropriate for the Board to sell at $2.60, but not at $5.00, a 92% premium to that level? The Aurora rhetoric does not match the facts. ATB Capital Markets wrote on October 6: "We believe the revised bid is favorable for Aurora shareholders and offers more than the fair value of Aurora as a standalone." MYTH: "…Curaleaf shares [are] at an inflated valuation."

<u>FACT:</u> The implied Aurora transaction multiple of 14.3x 2026 Adjusted EBITDA is higher than Curaleaf's multiple of 13.7x (IFRS).

- Aurora argues the enhanced offer is undervalued and Curaleaf's shares are overvalued, yet the implied multiple for Aurora is higher than Curaleaf's multiple.
- Also, Aurora's own financial advisor disagrees with Aurora – they conclude in their opinion that the trading price of Curaleaf shares can be reasonably regarded as a proxy for their underlying value.
- Too high for Curaleaf, but not high enough for Aurora – again, the Aurora rhetoric does not match the facts.

<u>MYTH:</u> *"Curaleaf continues to propose to use Aurora Shareholders' own cash to acquire control of Aurora without paying fairly."*

<u>FACT:</u> That's not how acquisitions work.

- Once a transaction closes, cash on the target balance sheet belongs to the combined company. The only relevant question is whether shareholders are receiving fair value for their shares today, which includes the corresponding cash on the balance sheet.
- The ex-cash premium of 217% premium is completely contrary to Aurora's assertions of "not paying fairly" – the premium represents one of the highest premiums in Canada in the last ten years.
- By Aurora's own logic, any acquirer of a company holding cash on its balance sheet would be "funding" the deal with the target's own money – a standard that would apply to virtually every cash transaction ever done.

<u>MYTH:</u> *"The Hostile Bid remains opportunistic."*

<u>FACT:</u> Continued, erroneous focus on historical results.

- Aurora continues to focus on what its business *was,* ignoring its two most recent quarterly results, where Adjusted EBITDA *declined* 63% from the previous two quarters.
- Aurora attributes the decline to the "industry-wide headwind" of Canadian medical reimbursement rates, not "any lasting deterioration in Aurora's business." But that reimbursement change only affected its most recent quarter – it doesn't explain the decline across both of the last two quarters. That's exactly what it is – a permanent reduction and deterioration in the revenue and profitability of the business going forward.

<u>FACT:</u> Opportunism cuts both ways.

- Aurora's Special Committee is actively soliciting third-party bidders under the exact same market conditions it says make Curaleaf's offer opportunistic. Shareholders should ask why interest from other parties is framed as value-creating while Curaleaf's is dismissed as opportunistic.

<u>MYTH:</u> *"The Hostile Bid remains subject to inappropriate conditionality."*

<u>FACT:</u> Curaleaf's bid is subject to market standard conditions. Further, if conditions are the concern, Aurora knows how to fix it: engagement.

- Conditions are a function of negotiation, and Aurora has not engaged with Curaleaf on deal terms at any point in this process.

<u>MYTH:</u> *"Curaleaf has not adequately supported its estimated synergies."*

<u>FACT:</u> Aurora wants it both ways – deny access to diligence information, but then demand more disclosure.

- Aurora argues that Curaleaf's "lack of access to Aurora's confidential information is a risk it assumed when it chose to launch its Hostile Bid" and that this "does not relieve it of its disclosure obligations in respect of a figure it has made central to the Hostile Bid." Yet Aurora has already granted diligence access to other parties. If disclosure is truly "material" to shareholders, Aurora should extend Curaleaf the same access to substantiate, refine, or even increase its synergy estimate. Insisting on full disclosure while keeping the only public bidder with a binding offer out of the data room isn't a credibility argument. It is a process choice Aurora's Board is making unilaterally, contrary to its stated objectives of maximizing shareholder value. MYTH: "The Updated Fort Capital Opinion confirms the offer is inadequate." FACT: Shareholders should know how Aurora's financial advisor is paid. By its own disclosure, Fort Capital will receive advisory fees "which may be contingent on the Company arriving at an alternative transaction, or circumstances where no transaction is completed at all." Shareholders should weigh that disclosure carefully when assessing the opinion's independence, especially in light of Fort Capital not providing or disclosing any supporting analysis to Aurora shareholders of its stated conclusion. In most deals, a special committee gets a second fairness opinion from a truly independent advisor – why has Aurora not done that? Curaleaf remains ready to engage immediately in a constructive diligence process. For more information on Curaleaf's enhanced proposal, visit grow.curaleaf.com. IMPORTANT INFORMATION This document does not constitute an offer to buy or the solicitation of an offer to sell any securities. The offer (the "Offer") by Curaleaf to purchase all outstanding common shares ("Common Shares") of Aurora is made solely by the Offer to Purchase and Circular dated August 18, 2026, as amended by the Notice of Variation, Change and Extension dated October 6, 2026 and as may be further amended or supplemented (as so amended, the "Offer to Purchase"). SECURITY HOLDERS ARE URGED TO READ THE OFFER TO PURCHASE AND CIRCULAR, THE REGISTRATION STATEMENT ON FORM F-80, THE TENDER OFFER STATEMENT ON SCHEDULE 14D-1F, AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Free copies are available at www.sec.gov or by contacting the Information Agent, Carson Proxy Advisors, at 1-800-530-5189 (toll-free), 416-751-2066 (local/text), or info@carsonproxy.com. NOTICE TO U.S. SHAREHOLDERS The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the subject company is located in a foreign country, and that some or all of its officers and directors are residents of a foreign country. Investors should be aware that the bidder or its affiliates, directly or indirectly, may bid for or make purchases of the issuer's securities subject to the offer or of the issuer's related securities, or of the bidder's securities to be distributed or of the bidder's related securities, during the period of the tender offer, as permitted by applicable Canadian laws or provincial laws or regulations. Curaleaf has filed with the SEC a Registration Statement on Form F-80 under the U.S. Securities Act of 1933 and a Tender Offer Statement on Schedule 14D-1F under the U.S. Securities Exchange Act of 1934. The Offer is being conducted in accordance with Section 14(e) of the Exchange Act and Regulation 14E. THE OFFER AND THE OFFEROR SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION, NOR HAS ANY SUCH AUTHORITY PASSED

UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The Offeror Shares have not been registered or otherwise qualified for offer and sale in certain U.S. states where shareholders may reside. No offer is made in those states except to qualifying Exempt Institutional Investors as described in the Offer to Purchase and Circular. AURORA INFORMATION Information concerning Aurora herein is based solely on Aurora's publicly available filings and other public sources. Aurora has not reviewed this document. Neither Curaleaf nor its officers or directors assumes responsibility for the accuracy or completeness of such information. ADDITIONAL INFORMATION The disposition of Common Shares and the acquisition of Offeror Shares may have U.S. and Canadian tax consequences; shareholders should consult their own tax advisors. Curaleaf's disclosure documents are available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. About Curaleaf Holdings Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLF) ("Curaleaf") is a leading international provider of consumer products in cannabis with a mission to enhance lives by cultivating, sharing and celebrating the power of the plant. As a high-growth cannabis company known for quality, expertise and reliability, the Company and its brands, including Curaleaf, Select, Grassroots, Find, Dark Heart, and Anthem provide industry-leading service, product selection and accessibility across the medical and adult use markets. Curaleaf International is powered by a strong presence in all stages of the supply chain. Its unique distribution network throughout Europe, Canada and Australasia brings together pioneering science and research with cutting-edge cultivation, extraction and production. Curaleaf is listed on the Toronto Stock Exchange under the symbol CURA and trades on the OTCQX market under the symbol CURLF. For more information, please visit https://ir.curaleaf.com.  Contacts Media Contact Kekst CNC Kekst-Curaleaf@kekstcnc.com  Investor Contact Curaleaf Holdings, Inc. IR@curaleaf.com  Shareholder Contact Carson Proxy Advisors North American Toll Free Phone: 1-800-530-5189 Local (Collect outside North America): 416-751-2066 Email: info@carsonproxy.com    SOURCE Curaleaf Holdings, Inc. https://ir.curaleaf.com/2026-10-19-Curaleaf-Challenges-Auroras-Unilateral-Rejection-of-Its-Enhanced-Proposal